Exhibit 99.1

Peakstone Realty Trust Acquires 51-Property
Industrial Outdoor Storage Portfolio

Acquires Assets from Alterra IOS and J.P. Morgan Asset Management

Establishes Presence in High-Growth Industrial Outdoor Storage Sector

Provides Significant Mark-to-Market Opportunity Over Time

Complements Existing Industrial Portfolio

Schedules Transaction Webcast for Tuesday, November 5, 2024, at 8:30 AM EST

El Segundo, Calif. – November 4, 2024 – Peakstone Realty Trust (the "Company") (NYSE: PKST), a real estate investment trust focused on owning and operating industrial assets, announced today that the Company has acquired a portfolio of 51 industrial outdoor storage (“IOS”) properties from a joint venture between Alterra IOS, and institutional investors advised by J.P. Morgan Asset Management in an off-market transaction valued at $490 million. The acquisition was funded by a combination of proceeds from the Company’s credit facility and cash on hand.

The 51-property infill portfolio comprises 45 operating assets and six redevelopment sites. These assets span a total of 440 usable acres across 14 states and are strategically located near major supply chains and population centers. The operating portfolio has a WALT of 4.5 years1 and is approximately 100% leased2 to diversified, high-quality, primarily national and regional tenants.

Through this acquisition, Peakstone has expanded its overall industrial footprint and has established a significant presence in this emerging, high-growth sector. Industrial outdoor storage is characterized by favorable operating dynamics, significant supply constraints and minimal capital expenditure requirements. The Company has significantly enhanced its long-term growth profile with a potential 70% mark-to-market opportunity3 on the IOS operating assets and the ability to achieve incremental yield through six redevelopment sites.

"We are pleased to announce our entry into the industrial outdoor storage sector,” said Michael Escalante, CEO of Peakstone. “This portfolio is highly complementary to our existing industrial business, and adds meaningful scale, breadth and growth opportunities in a sector with compelling operating fundamentals. We expect that favorable market trends will persist in the IOS sector, and will drive long-term value for shareholders. Looking forward, we are committed to shifting our portfolio more towards industrial, and we will be strategic about balancing industrial investments while reducing leverage.”

“Peakstone’s acquisition of this high-quality portfolio advances the institutionalization of the IOS asset class,” said Leo Addimando, CEO and Managing Partner of Alterra and Matt Pfeiffer, CIO and Managing Partner of Alterra. “We believe this transaction is a win-win, and that Peakstone is the right owner to build upon the success of these assets and drive further value.”

“This portfolio transaction represents an important milestone in the execution of one of our highest conviction strategies,” said Preston Meyer, Managing Director and Portfolio Manager at J.P. Morgan Asset Management.

Advisors

BofA Securities served as Peakstone’s exclusive financial advisor. O'Melveny & Myers LLP, Latham & Watkins LLP, and DLA Piper served as Peakstone’s legal counsel.

Webcast & Conference Call Information

Peakstone will host a webcast to discuss the transaction. Please see below for event details:

●	Tuesday, November 5, 2024, at 8:30 a.m. U.S. Eastern time
●	Live webcast at https://investors.pkst.com by clicking Events & Presentations
●	Participant Toll-Free Dial-In Number: 1-844-826-3035 or 1-412-317-5195; Conference ID: 10194222
●	The webcast replay will be posted when available in the Investor Relations "Events & Presentations" section at www.pkst.com

About Peakstone Realty Trust

Peakstone Realty Trust is an internally managed REIT focused on owning and operating industrial assets. Peakstone’s high-quality portfolio consists of predominately single-tenant properties located in strategic markets. Additional information is available at www.pkst.com.

About Alterra IOS

Alterra’s industrial real estate platform, Alterra IOS, is dedicated to providing real estate solutions through property acquisition, development, management & leasing for tenants in the heavy industrial & outdoor storage space. Focused on low-building coverage sites with large, stabilized yard space to accommodate an array of uses such as vehicle, material, and equipment storage, Alterra brings an institutional comprehension of the municipal & logistical complexities in securing mission-critical real estate for the often-overlooked sectors of the U.S. industrial landscape. Over the past six years, Alterra IOS has created tenant relationships in the transportation & logistics, vehicle storage, equipment rental, and building materials industries through the acquisition or development of over 280 properties across 30+ states as of Q3 2024. The dedicated team of investment, development, construction, and asset management professionals provide tenants the resources to grow and improve their businesses through site selection, development, and/or sale-leaseback transactions.

About J.P. Morgan Asset Management

J.P. Morgan Asset Management is a global leader in alternatives, with over 60 years of experience managing alternative investments, including real estate, private equity, private credit, liquid alternative products, infrastructure, transport, hedge funds, and forestry. As of September 30, 2024, J.P. Morgan oversees more than $400 billion in alternative assets.

With $3.5 trillion in assets under management as of September 30, 2024, J.P. Morgan Asset Management serves institutions, retail investors, and high-net-worth individuals across every major market globally. The firm offers comprehensive investment management services in equities, fixed income, alternatives, and liquidity. For more information, visit www.jpmorganassetmanagement.com. J.P. Morgan Asset Management is the marketing name for the asset management businesses of JPMorgan Chase & Co. and its affiliates worldwide.

Cautionary Statement Regarding Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “targets,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this document reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: general economic and financial conditions; market volatility; inflation; any potential recession or threat of recession; interest rates; disruption in the debt and banking markets; tenant, geographic concentration, and the financial condition of our tenants; competition for tenants and competition with sellers of similar properties if we elect to dispose of our properties; our access to, and the availability of capital; whether we will be able to refinance or repay debt; whether work-from-home trends or other factors will impact the attractiveness of industrial and/or office assets; whether we will be successful in renewing leases as they expire; whether we will re-lease available space above or at current market rental rates; future financial and operating results; our ability to manage cash flows; dilution resulting from equity issuances; expected sources of financing, including the ability to maintain the commitments under our revolving credit facility, and the availability and attractiveness of the terms of any such financing; legislative and regulatory changes that could adversely affect our business; cybersecurity incidents or disruptions to our or our third party information technology systems; our ability to maintain our status as a REIT and our Operating Partnership as a partnership for U.S. federal income tax purposes; our future capital expenditures, operating expenses, net income, operating income, cash flow and developments and trends of the real estate industry; whether we will be successful in the pursuit of our business plans, objectives, expectations and intentions, including any acquisitions, investments, or dispositions, including our acquisition of industrial outdoor storage assets; our ability to meet budgeted or stabilized returns on our redevelopment projects within expected time frames, or at all; whether we will succeed in our investment objectives; any fluctuation and/or volatility of the trading price of our common shares; risks associated with our dependence on key personnel whose continued service is not guaranteed; and other factors, including those risks disclosed in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q, in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q.

While forward-looking statements reflect our good faith beliefs, assumptions and expectations, they are not guarantees of future performance. The forward-looking statements speak only as of the date of this document. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this document, except as required by applicable law. We caution investors not to place undue reliance on any forward-looking statements, which are based only on information currently available to us.

Notes

1)
Weighted average based on ABR, defined as in-place monthly contractual base rent excluding rent abatements under leases as of November 4, 2024, multiplied by 12 months. For leases that have a rent abatement period in effect as of November 4, 2024, the Company used the monthly contractual base rent payable following expiration of the abatement period.

2)	Weighted average based on usable acres.

3)
Based on management’s estimate of market rental rates as of November 4, 2024 divided by in-place monthly contractual base rent for the operating assets as of that date. No assurance can be given that expiring leases will be renewed or that available space will be re-leased above, below or at management's estimate of market rental rates.

Contact:

ir@pkst.com